Exhibit 1.1

BOSTON PROPERTIES, INC.

8,000,000 Depositary Shares Each Representing 1/100th of a Share of

5.25% Series B Cumulative Redeemable Preferred Stock

(Liquidation Preference Equivalent to $25.00 Per Depositary Share)

UNDERWRITING AGREEMENT

March 18, 2013

March 18, 2013

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

As Managers for the several Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Boston Properties, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of its depositary shares (the “Depositary Shares”), each representing 1/100th of a share of its 5.25% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, liquidation preference $25.00 per Depositary Share (the “Series B Stock”), set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the Managers not more than the number of additional Depositary Shares set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise the right to purchase such Depositary Shares granted to the Managers in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms. The shares of Series B Stock represented by the Shares are to be deposited by the Company against delivery of the Shares that are to be issued by Computershare, Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., as Depositary (together, the “Depositary”), under a Master Deposit Agreement, to be dated on or before March 27, 2013 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Shares.

The Company and Boston Properties Limited Partnership, a Delaware limited partnership and the Company’s subsidiary (the “Operating Partnership”), each confirms its agreement with you and understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-176157), including a prospectus, relating to the Shares and other securities (the “Shelf Securities”). The registration statement as amended, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated August 9, 2011 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus filed with the Commission pursuant to Rule 424(b).

For purposes of this Agreement, (i) “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, (ii) “Time of Sale Prospectus” means the preliminary prospectus, together with the free writing prospectuses identified in Schedule III hereto, and (iii) “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.

1. Representations and Warranties. The Company and the Operating Partnership each severally represents and warrants to each Underwriter as of the date hereof, and as of the Closing Date (defined herein) and each Option Closing Date (defined herein) and agrees with each Underwriter that:

(a) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company is a well known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Time of Sale Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Securities Act Regulations”), (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as hereinafter defined), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, use or refer to, any free writing prospectus.

(d) PricewaterhouseCoopers LLP (“PwC”), who has audited the annual financial statements and supporting schedules, if any, of the Company and its Subsidiaries (as defined hereinafter) included or incorporated by reference in the Time of Sale Prospectus are independent registered public accountants with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act and the Securities Act Regulations.

(e) The consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly the financial position of the Company and its Subsidiaries at the dates indicated or for the periods specified, as the case may be; said financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved, except as noted therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, except as noted therein. Other than the historical financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no other historical financial statements are required by the Securities Act or the Securities Act Regulations to be included or incorporated by reference therein.

(f) Since December 31, 2012, except as described in the Time of Sale Prospectus or in documents incorporated by reference therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) no material casualty loss or material condemnation or other material adverse event with respect to any of the commercial real estate properties owned by the Company as of the date of this Agreement (the “Properties”) has occurred, and (iii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise.

(g) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(h) The outstanding shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(i) The issued and outstanding units of limited partnership of the Operating Partnership (“OP Units”), if any, have been duly authorized and validly issued and are fully paid. OP Units issued and sold in connection with the acquisition of properties currently under contract to be acquired have been and will be offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). The issuance of a number of OP Units to be designated as the 5.25% Series B Cumulative Redeemable Preferred Units (the “Series B Preferred OP Units”) pursuant to the amendment to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, to be dated on or before March 27, 2013, that is equivalent to 1/100th of the number of Shares to be sold pursuant to this Agreement to the Company in exchange for the Company’s contribution of the net proceeds actually received by the Company upon the sale of the Shares to the Operating Partnership has been duly authorized by the Operating Partnership and, upon such issuance, such number of Series B Preferred OP Units will be validly issued.

(j) The Company has duly authorized the issuance of the Series B Stock and the deposit of the Series B Preferred Stock with the Depositary in accordance with the Deposit Agreement; and when (i) the Series B Stock has been deposited with the Depositary pursuant to the Deposit Agreement against issuance of the Shares as provided therein and (ii) the Shares are delivered pursuant to this Agreement against payment of the consideration therefor as provided in this Agreement, the Series B Stock will be validly issued, fully paid and non-assessable; the issuance of the Series B Stock is not subject to any preemptive right or other similar rights of any securityholder of the Company.

(k) The sale of the Shares to the Underwriters pursuant to this Agreement has been duly authorized by the Company and when (i) the Series B Stock has been deposited with the Depositary pursuant to the Deposit Agreement against issuance of the Shares as provided therein and (ii) the Shares are delivered pursuant to this Agreement against payment of the consideration therefor as provided in this Agreement, the Shares will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

(l) Each of the subsidiaries of the Company set forth on Schedule IV hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly formed or organized, as the case may be, and is validly existing as a general or limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of the jurisdiction of its formation or organization, has partnership, corporate or limited liability company power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Subsidiaries collectively own not less than 90% of the consolidated assets of the Company and its subsidiaries as of December 31, 2012. All of the issued and outstanding capital stock of each of the Subsidiaries that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable, and all of the partnership interests in each Subsidiary that is a partnership are validly issued and the Partnership has no obligation to make any further payments for the acquisition of such partnership interests or contributions to any Subsidiary that is a partnership solely by reason of its ownership of the partnership interests in such Subsidiary, and all of the limited liability company interests in each Subsidiary that is a limited liability company are validly issued and the Partnership has no obligation to make any further payments for the acquisition of such limited liability company interests or contributions to any Subsidiary that is a limited liability company solely by reason of its ownership of the limited liability company interests of such Subsidiary. Except as otherwise disclosed in Schedule V hereto or in the Time of Sale Prospectus, all such shares and interests, as the case may be, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except where such security interest, mortgage, pledge, lien, encumbrance, claim or equity would not reasonably be expected to result in a Material Adverse Effect. None of the outstanding shares of capital stock or partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(m) The execution and filing of the Certificate of Designations establishing and fixing the rights, limitations and preferences of the Series B Stock (the “Certificate of Designations”) has been duly authorized; the Certificate of Designations will be duly executed and filed with the Secretary of State of the State of Delaware prior to the Closing Date and will comply with applicable legal requirements; the terms of the Series B Stock and the Shares will conform in all material respects to the description thereof in the Time of Sale Prospectus and the Prospectus or in documents incorporated therein by reference and such description conforms in all material respects to the rights set forth in the Certificate of Designations.

(n) Each of the Company and the Operating Partnership has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(o) The Company has full right, power and authority to execute and deliver the Deposit Agreement and to perform is obligations thereunder. Prior to the Closing Date and each Option Closing Date, the Deposit Agreement will have been duly authorized, executed and delivered by the Company.

(p) Neither the Company nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the Time of Sale Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their obligations under this Agreement have been duly authorized by all necessary corporate or partnership action, as the case may be, and (except as contemplated by the Time of Sale Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the commercial real estate properties owned by the Company as of the date of this Agreement (the “Properties”) or any other property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments or violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such conflicts, breaches, defaults, Repayment Events, liens, charges, encumbrances or violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any Subsidiary. As used herein, the term “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(q) No material labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

(r) There is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed in the Time of Sale Prospectus), or which might reasonably be expected, if determined adversely to the Company or any Subsidiary, to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the Properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the parties of their obligations hereunder.

(s) Commencing with the taxable year ended December 31, 1997 and through the date hereof, the Company is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its method of operation has enabled and will enable it to meet the requirements for taxation as a REIT under the Code.

(t) There are no contracts or documents which are required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed as exhibits thereto or to documents incorporated by reference therein which have not been so described and filed as required.

(u) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Operating Partnership of their obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already filed or obtained or as may be required under the Securities Act or the Securities Act Regulations and foreign or state securities or blue sky laws.

(v) The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(w) (i) The Company and its Subsidiaries have either good and marketable title in fee simple or good and marketable leasehold title, as applicable, to all of the Properties and good and marketable title to all other real properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in each of the Time of Sale Prospectus and the Prospectus or in documents incorporated by reference therein or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; (ii) all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of the Subsidiaries that are required to be disclosed in the Prospectus are disclosed therein or in documents incorporated by reference therein; (iii) the Company does not know of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would have a Material Adverse Effect; (iv) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not result in a Material Adverse Effect and will not result in a forfeiture or reversion of title; (v) none of the Company or any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof which could have a Material Adverse Effect, and none of the Company or any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; and (vi) no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect.

(x) The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they will be engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business assuming that such coverage continues to be available on commercially reasonable terms at the time.

(y) The Company and each of the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Time of Sale Prospectus.

(z) Except as set forth in the Time of Sale Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Time of Sale Prospectus are not convertible and none of the Company, any of its Subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its Subsidiaries.

(aa) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(bb) The Company and the Operating Partnership are not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(cc) Except as otherwise disclosed in the Time of Sale Prospectus, or except as would not, singly or in the aggregate, have a Material Adverse Effect, (i) to the best knowledge of the Company, the Company and its Subsidiaries have been and are in compliance with applicable Environmental Statutes; (ii) to the best knowledge of the Company, neither the Company, any of the Subsidiaries, nor any other owners of the property at any time or any other party has at any time released (as such term is defined in Section 101(22) of CERCLA (as hereinafter defined)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Properties; (iii) the Company does not intend to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Statutes (as hereinafter defined); (iv) neither the Company nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited, to groundwater and surface water) on, beneath or adjacent to the Properties or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Company nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute with respect to the Properties or the assets described in the Time of Sale Prospectus or arising out of the conduct of the Company or its Subsidiaries; (vi) neither the Properties nor any other land owned by the Company or any of the Subsidiaries is included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation

Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (including environmental statues not specifically defined herein) (individually, an “Environmental Statute” and collectively “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

(dd) Except as described in the Registration Statement or as set forth in (i) that certain Registration Rights Agreement, dated as of August 19, 2008, among Boston Properties Limited Partnership, Boston Properties, Inc., Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., and (ii) agreements granting holders of OP Units registration rights with respect to the shares of common stock of the Company that may be issued in exchange for such OP Units, there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(ee) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ff) Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty solely by the Company to the Underwriters as to the matters covered thereby.

(gg) The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the Time of Sale Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(jj) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of any of the Company or the Operating Partnership is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity that, at the time of such funding, is the subject of any sanctions administered by OFAC.

(mm) Neither the Company, the Operating Partnership nor any of their respective directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(nn) The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Agreements to Sell and Purchase. (a) The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the “Retail Purchase Price” set forth in Schedule I hereto (the “Retail Purchase Price”) other than an aggregate of 2,442,500 Firm Shares which the Company and the Underwriters agree will be sold at the “Institutional Purchase Price” set forth in Schedule I hereto.

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Retail Purchase Price. The Managers may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each of the Underwriters agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Managers may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the “Total” number of Firm Shares set forth in Schedule II hereto.

3. Payment and Delivery. Payment for the Firm Shares shall be made to the Company by wire transfer of immediately available funds on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company by wire transfer of immediately available funds on the Option Closing Date with respect to such Additional Shares.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the applicable Purchase Price therefor.

4. Conditions to the Underwriter’s Obligations. The obligations of the Underwriters hereunder, as to the Shares to be purchased at the Closing Date and each Option Closing Date, are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein or in certificates of any officer of the Company or the Operating Partnership or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) The Registration Statement has become effective and at the Closing Date and each Option Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Shares, shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the regulations promulgated under the Securities Act and in accordance with Section 5(a) hereof.

(b) At the Closing Date and each Option Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date and each Option Closing Date, of Goodwin Procter LLP, counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to the Managers, to the effect set forth in Exhibit A hereto.

(c) At the Closing Date and each Option Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date and each Option Closing Date, of Frank D. Burt, Esq., General Counsel of the Company, in form and substance reasonably satisfactory to the Managers, to the effect set forth in Exhibit B hereto.

(d) At the Closing Date and each Option Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date and each Option Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Managers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e) At the Closing Date and each Option Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, except as contemplated by the Prospectus (excluding any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and appropriate officers of the Company, as General Partner, on behalf of the Operating Partnership, dated as of the Closing Date and each Option Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date and each Option Closing Date, (iii) the information incorporated by reference into the Prospectus is accurate in all material respects, (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and each Option Closing Date, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

(f) At the time of the execution of this Agreement, the Underwriters shall have received from PwC, a letter dated such date, in form and substance satisfactory to the Underwriters and PwC of the type described in PCAOB Statement on Auditing Standards AU 63, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g) At the Closing Date and each Option Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP, a letter, dated as of the Closing Date and each Option Closing Date, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(h) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating assigned to any debt securities or preferred stock issued or guaranteed by the Company or the Operating Partnership by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(i) The Underwriters shall have received on and as of the Closing Date and each Option Closing Date satisfactory evidence of the good standing of the Company and each of the Subsidiaries which owns material assets and is set forth on Schedule VI hereto, in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j) The Certificate of Designations shall have been filed and accepted by the Secretary of State of the State of Delaware.

(k) At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(l) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date and each Option Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 8 and except that Sections 1, 4(n), 7, 8 and 13 shall survive any such termination and remain in full force and effect.

5. Covenants of the Company. The Company covenants with the Underwriters as follows:

(a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act or Rule 430B under the Securities Act, as applicable, and, during the period mentioned in Section 5(g) below, will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order by any governmental authority or regulatory authority preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any order referred to in clause (iv) of the preceding sentence and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and Rule 433 under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) under the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(b) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to you as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus during the period mentioned in Section 5(g) below, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) During the period mentioned in Section 5(g) below, to furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e) Not to take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as the Prospectus (or in lieu thereof the notice referred to in Rule

173(a) under the Securities Act) is required by law to be delivered in connection with sales by the Underwriters or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(h) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action that would subject it to general service of process suits, other than those arising out of the offering or sale of the securities as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now subject.

(i) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and to you an earnings statement for the purpose of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) The Company will use its best efforts to effect the listing of the Shares on the New York Stock Exchange (the “NYSE”) within the time period specified in the Prospectus.

6. Covenants of the Underwriters. Each of the Underwriters covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter and to furnish to the Company a copy of each proposed free writing prospectus to be used by such Underwriter, and not to use any proposed free writing prospectus to which the Company reasonably objects.

7. Payment of Expenses. (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the receipts, if any, for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification or registration (or exemption therefrom) of the Shares under securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any term sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Depositary in connection with the deposit of the Series B Stock, and (ix) the fees and expenses incurred in connection with the listing of the Shares on the NYSE.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 4 or pursuant to clause (i) of the first sentence of Section 9 hereof, the Company shall reimburse the Underwriters for all of their respective out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, unless such termination was pursuant to the condition set forth in Section 4(d).

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section. If any such proceeding shall be brought or asserted against an indemnified party, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if, in the opinion of the Underwriters, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or in the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company hereby waives to the full extent permitted by applicable law any claims the Company may have against the Underwriters arising from any breach or an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, NY 10020, Attention: High Grade Transaction Management/Legal, Fax: 646-855-5958; (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY, 29th Floor, New York, NY 10036, Attention: Investment Banking Division, Fax: 212-507-8999; (iii) Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, NC 28202, Attention: Transaction Management, Fax: 704-410-0326; and if to the Company shall be delivered, mailed or sent to 800 Boylston Street, Suite 1900, Boston, MA 02199, Attention: Frank D. Burt, Esq., Fax: (617) 421-1556.

[Signature Pages Follow]

Very truly yours, BOSTON PROPERTIES, INC.

By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Very truly yours, BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	BOSTON PROPERTIES, INC., its general partner

By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page 1 of 2 to the Underwriting Agreement]

Accepted as of the date hereof

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Jack Vissicchio
	Name:	Jack Vissicchio
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

[Signature Page 2 of 2 to the Underwriting Agreement]

SCHEDULE I

Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Manager authorized to appoint counsel under Section 8(c):	Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Number of Firm Shares:	8,000,000

Number of Additional Shares	1,200,000

Retail Purchase Price:	$24.2125 per Depositary Share

Institutional Purchase Price:	$24.50 per Depositary Share

Closing Date and Time:	March 27, 2013, 10:00 a.m.

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED.	2,140,000
MORGAN STANLEY & CO. LLC	2,140,000
WELLS FARGO SECURITIES, LLC	2,140,000
BNY MELLON CAPITAL MARKETS, LLC	320,000
CITIGROUP GLOBAL MARKETS INC.	320,000
J.P. MORGAN SECURITIES LLC	320,000
BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, LLC	60,000
DEUTSCHE BANK SECURITIES INC.	60,000
HRC INVESTMENT SERVICES INC.	60,000
JANNEY MONTGOMERY SCOTT LLC	60,000
OPPENHEIMER & CO. INC.	60,000
RBC CAPITAL MARKETS, LLC	60,000
TD SECURITIES (USA) LLC	60,000
ADVISORS ASSET MANAGEMENT INC.	20,000
B.C. ZIEGLER AND CO.	20,000
D. A. DAVIDSON & CO.	20,000
DAVENPORT & COMPANY LLC	20,000
JJB HILLIARD, WL LYONS LLC	20,000
ROBERT W. BAIRD & CO. INCORPORATED	20,000
SOUTHWEST SECURITIES, INC.	20,000
STERNE, AGEE & LEACH, INC.	20,000
WEDBUSH SECURITIES INC.	20,000
WILLIAM BLAIR & COMPANY, LLC	20,000

Total:	8,000,000

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus, dated March 18, 2013

2.	Free Writing Prospectus, dated March 18, 2013, as filed with the Securities and Exchange Commission